UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2015

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-460-1900

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 16, 2015, we entered into a Stipulation and Agreement of Settlement (the “Stipulation”) reflecting the previously disclosed terms of the settlement of the consolidated stockholder class action, entitled In re Jefferies Group, Inc. Shareholders Litigation, Consolidated C.A. No. 8059-CB, relating to the March 1, 2013 transaction through which Jefferies Group LLC became our wholly-owned subsidiary.  While we and the other defendants continue to deny each of the plaintiffs’ claims and deny any liability, we agreed to the settlement solely to resolve the disputes, to avoid the costs and risks of further litigation and to avoid further distractions to our management.  The terms of the settlement agreement are subject to court approval, the hearing date for which is March 25, 2015 at 10:00 a.m. at the Delaware Court of Chancery.

A copy of the Notice of Pendency and Proposed Settlement of Class Action, Settlement Fairness Hearing and Right to Appear, and the Stipulation are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Notice of Pendency and Proposed Settlement of Class Action, Settlement Fairness Hearing and Right to Appear

	99.2	Stipulation and Agreement of Settlement dated January 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: January 30, 2015	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel

Exhibit Index

Exhibit No. Exhibit

99.1	Notice of Pendency and Proposed Settlement of Class Action, Settlement Fairness Hearing and Right to Appear

99.2	Stipulation and Agreement of Settlement dated January 16, 2015

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